                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                            The Genlyte Group, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Merrill Corporation
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                         THE GENLYTE GROUP INCORPORATED
                                100 LIGHTING WAY
                              SECAUCUS, N.J. 07096

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1994

                                  -----------

                                                                  March 14, 1994

To Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Genlyte Group Incorporated ("Genlyte") will be held at Genlyte's principal executive offices, 100 Lighting Way, Secaucus, New Jersey 07096 on Friday, April 29, 1994 at 10:00 AM, local time, for the following purposes:

    (1) to elect three members of the Board of Directors; and

    (2) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    Stockholders of record at the close of business on March 2, 1994 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

    Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.

                                            By Order of the Board of Directors,
                                            DONNA R. RATLIFF
                                            SECRETARY

                         THE GENLYTE GROUP INCORPORATED
                                100 LIGHTING WAY
                              SECAUCUS, N.J. 07096

                                 --------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1994

                                  -----------

                                                                  March 14, 1994
                              -------------------

                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

    The Annual Meeting of Stockholders (the "Annual Meeting") of The Genlyte Group Incorporated ("Genlyte") will be held on April 29, 1994 at Genlyte's principal executive offices, 100 Lighting Way, Secaucus, New Jersey 07096, at 10:00 AM, local time, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation by Genlyte's Board of Directors of proxies to be voted at such meeting and at any and all adjournments or postponements thereof.

    This proxy statement and accompanying form of proxy are first being sent to stockholders on or about March 14, 1994.

                       ACTION TO BE TAKEN UNDER THE PROXY

    All proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including any adjournments or postponements thereof) in accordance with the specifications therein, or, if no specifications are made, will be voted FOR the nominees to the Board of Directors named in this proxy statement and listed in the accompanying form of proxy.

    If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Genlyte, or by attending the Annual Meeting and voting in person.

                             ELECTION OF DIRECTORS

    The Board of Directors of Genlyte currently consists of Avrum I. Drazin (Chairman), Glenn W. Bailey, Robert B. Cadwallader, David M. Engelman, Fred Heller, Frank Metzger and Larry K. Powers. Each of the directors elected at the Annual Meeting will hold office for a term ending at the Annual Meeting of Stockholders to be held in April of 1997 and until his successor has been duly elected and qualified. Messrs. David M. Engelman and Fred Heller and Dr. Frank Metzger have been nominated to the Board of Directors for reelection at the Annual Meeting.

    If, for any reason, Messrs. Engelman or Heller or Dr. Metzger are not candidates when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

    Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

NOMINEES FOR ELECTION AS DIRECTOR
- ------------------------------------------------------------------------------------------------------------------------------
David M. Engelman (61).....................  Mr.  Engelman was elected a  Director of Genlyte at  the December 1993 meeting of the Board of Directors.  This appointment took effect  on January 1, 1994.  Mr.
                                               Engelman had been employed by General Electric since 1954 and held a variety of general  management positions.  He was elected  as a Vice  President of General
                                               Electric in 1982 and  most recently was in  charge of international  electrical distribution  operations. Mr. Engelman is a member of the Board of Directors of
                                               The Mayer Electric Supply Company, Incorporated.
Fred Heller (69)...........................  Mr. Heller was Chairman  of the Board  of Genlyte from  July 1989 until  December
                                               1993,  when he resigned as Chairman but  retained his position as a Director of
                                               Genlyte and  holds  the honorary  title  of  Chairman Emeritus.  He  served  as
                                               President of Genlyte from its incorporation in January 1985 until July 1989 and served  as acting President of  Genlyte from January 1991  to August 1991. From
                                               August 1981 to  September 1985, Mr.  Heller was President  and Chief  Executive
                                               Officer  of Lightolier.  Mr. Heller is  a member  of the Board  of Directors of
                                               Concord Fabrics, Inc. He  is Chairman of the  Nominating Committee of the  Gen-
                                               lyte Board of Directors.
Frank Metzger (65).........................  Dr.  Metzger was elected a Director of Genlyte at the January 1985 meeting of the
                                               Genlyte Board  of  Directors. Dr.  Metzger  has  been President  of  Metzger  &
                                               Company,  management consultants,  since June  1988. He  served as  Senior Vice
                                               President-Administration for  Bairnco Corporation  ("Bairnco") from  July  1986 until his retirement from Bairnco in May 1988 and Vice President-Administration for  Bairnco  from  its  organization  in 1981  until  June  1986.  Bairnco was
                                               Genlyte's corporate parent until Genlyte was spun-off to Bairnco's shareholders on August  8, 1988.  Dr. Metzger  served as  Vice President-Administration  for
                                               Keene  Corporation  ("Keene")  from  September 1976  to  December  1980.  He is
                                               Chairman of the Compensation Committee and  a member of the Audit Committee  of the Genlyte Board of Directors.
INCUMBENT DIRECTORS
- ------------------------------------------------------------------------------------------------------------------------------
Glenn W. Bailey (68).......................  Mr. Bailey was Chairman of the Board of Genlyte from its incorporation in January
                                               1985 until July 1989, when he resigned as Chairman but retained his position as a  Director  of Genlyte.  He was  Chairman  and President  of Bairnco  from its incorporation in January 1981 until May 1990, when he resigned as Chairman  and
                                               President.  Mr.  Bailey is  currently Chairman  of the  Board of  Directors and
                                               President of Keene. Mr. Bailey was the founder of Keene in 1967 and has  served as  Chairman since that time. Mr. Bailey is  a member of the Board of Directors of Kaydon  Corporation. He  is  a member  of  the Compensation  and  Nominating
                                               Committees of the Genlyte Board of Directors.

INCUMBENT DIRECTORS (CONTINUED)
- ------------------------------------------------------------------------------------------------------------------------------
Robert B. Cadwallader (64).................  Mr.  Cadwallader was elected a Director of Genlyte at the January 1985 meeting of the Genlyte  Board of  Directors.  Mr. Cadwallader  is currently  President  of
                                               Cadwallader  Company, Inc., a furniture  industry consulting firm and President of Cadwallader Fabrics Inc., a textile industry consulting and agency  concern.
                                               Mr.  Cadwallader  was President  of  Cadwallader and  Sangiorgio  Associates, a
                                               manufacturer of office furniture, from October 1986 until September 1989.  From
                                               November  1983 to March 1985,  he served as Vice  Chairman of SunarHauserman, a manufacturer of movable partitions, fabrics and systems. During the same period
                                               he  served  as  Director  of   Hauserman,  Inc.,  the  parent  corporation   of
                                               SunarHauserman,  Inc. From September 1978 to November 1983, he was Chairman and
                                               Chief Executive Officer of Sunar, Inc., a manufacturer of furniture fabrics and systems. Mr. Cadwallader is Chairman of the Audit Committee and is a member  of the Compensation Committee of the Genlyte Board of Directors.
Avrum I. Drazin (65).......................  Mr.  Drazin was elected Chairman of the Board  of Genlyte in January 1994 and has
                                               served as  a Director  of Genlyte  since  January 1991.  Mr. Drazin  served  as
                                               President  of Genlyte from February 1992 until  December 1993 and has served as
                                               President  of  Canlyte,  a  wholly  owned  subsidiary  of  Genlyte,  since  its incorporation  in July 1984.  He served as President  of Lightolier Canada from
                                               January 1965 until June 1984.
Larry K. Powers (51).......................  Mr. Powers was appointed President of Genlyte in January 1994 and has served as a
                                               Director since July 1993. He has held a variety of sales, marketing and general management positions in the lighting industry. From September 1979 until  April
                                               1989, Mr. Powers was President of Hadco/Craftlite. Hadco/Craftlite was acquired by  a predecessor of Genlyte in July  1983. Mr. Powers then served as President of the HID/ Outdoor  Division of Genlyte  from May 1989  until June 1993.  From
                                               July  1993 to December 1993, he served  as President of Genlyte U.S. Operations and Executive Vice President of Genlyte.

BOARD AND COMMITTEE MEETINGS

    During 1993, Genlyte's Board of Directors met twelve (12) times for regular meetings and three times for special meetings. In addition, management confers frequently with its directors on an informal basis to discuss company affairs. During 1993, each of the directors attended at least 75 percent of the meetings of the Board and the Board Committees of which such director was a member.

    The Board has established standing Audit, Compensation and Nominating Committees. The Board has established the Audit Committee to recommend the firm to be appointed as independent accountants to audit Genlyte's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, and consider the adequacy of the internal accounting and control procedures of Genlyte. Members of this committee are Dr. Metzger and Mr. Cadwallader, with Mr. Cadwallader serving as Chairman. During 1993, the Audit Committee met twice.

    The Compensation Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and administers and takes such other action as may be required in connection with certain compensation plans of Genlyte and its operating subsidiaries. Members of the Compensation Committee are Messrs. Bailey and Cadwallader and Dr. Metzger, with Dr. Metzger serving as Chairman. During 1993 the Compensation Committee met three times.

    The Nominating Committee reviews and recommends to the Board of Directors the appropriate size and composition of the Board of Directors as well as the Boards of Directors of Genlyte's various subsidiaries. The Nominating Committee will not consider recommendations from Genlyte's stockholders; the Committee believes it has sufficient resources and contacts to fulfill its obligations without considering such stockholder recommendations. Members of the Nominating Committee are Messrs. Heller and Bailey, with Mr. Heller serving as Chairman.

COMPENSATION OF DIRECTORS

    Each director, other than any director employed by Genlyte, which for purposes of this section does not include employees of its subsidiaries, receives $2,000 and the Chairman of the Board receives $3,000 for each Board meeting attended and each committee meeting attended on a day on which the Board of Directors does not meet. Directors employed by Genlyte are not paid any fees or additional compensation for services rendered as members of the Board or any of its committees.

    Mr. Heller has been engaged as a consultant to Genlyte through June 30, 1994, subject to earlier termination at the election of either Mr. Heller or Genlyte. Pursuant to the engagement, Mr. Heller served an aggregate of 75 days during the twelve months ended December 31, 1993 and will serve an aggregate of up to 25 days during the six months ending June 30, 1994. Mr. Heller receives $2,000 per day under the terms of the consulting agreement. He provides advice and consultation to Genlyte on such matters as are requested by the President and Board of Directors of Genlyte. Mr. Heller earned $150,000 under this consulting agreement during 1993.

COMPENSATION COMMITTEE INSIDER PARTICIPATION

    As noted above, Messrs. Glenn W. Bailey and Robert B. Cadwallader and Dr. Frank Metzger served as members of the Board's Compensation Committee during 1993. Mr. Bailey was Chairman of the Board of Directors of Genlyte from its incorporation in 1985 until July 1989. Mr. Cadwallader and Dr. Metzger periodically provide consulting services to Genlyte. During 1993, Mr. Cadwallader earned $15,000 and Dr. Metzger earned $42,280 for such consulting services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NUMBER OF SHARES OUTSTANDING AND RECORD DATE

    Only holders of record of Genlyte Common Stock, par value $.01 per share ("Genlyte Common Stock"), at the close of business on March 2, 1994 are entitled to notice of, and to vote at, the Annual Meeting. Holders of Genlyte Common Stock are entitled to one vote for each share held on the matters properly presented at the Annual Meeting.

    On March 2, 1994, there were 12,833,674 shares of Genlyte Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect directors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Genlyte Common Stock by the only person (other than Glenn W. Bailey as discussed below) known to Genlyte to be the beneficial owner of more than 5% of the issued and outstanding Genlyte Common Stock as of March 2, 1994:

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL
NAME AND ADDRESS                                                                  OWNERSHIP OF COMMON   PERCENT OF
OF BENEFICIAL OWNER                                                                      STOCK             CLASS
- --------------------------------------------------------------------------------  -------------------  -------------
FMR Corp........................................................................         1,502,300(1)         11.7%
  82 Devonshire Street
  Boston, Massachusetts 02109

- ----------
(1) According to the Schedule 13G furnished to Genlyte by FMR Corp., FMR Corp. is a holding company and has sole power to vote and to dispose of 217,300 of such shares through (a) its control of its wholly-owned subsidiary, Fidelity Management Trust Company, the beneficial owner of 133,100 of such shares, (b) its control of its wholly-owned subsidiary, Fidelity Management & Research Company ("FMRC"), which acts as an investment advisor to several investment companies, including American Values IV, the owner of 51,000 of such shares, and Domestic Values Fund, the owner of 33,200 of such shares. The Schedule 13G also reports that Edward C. Johnson 3rd, Chairman of FMR Corp., and FMR Corp. each has sole power to dispose of the balance of the 1,502,300 shares reported through FMRC's acting as investment advisor to certain other funds, including Fidelity Capital Appreciation Fund, the owner of 1,280,000 of such shares. The power to vote the shares held by such funds resides with the funds' Boards of Trustees.

    The following table presents information regarding beneficial ownership of Genlyte Common Stock by each member of the Board of Directors, the Named Officers (defined below), and by all directors and executive officers of Genlyte as a group as of March 2, 1994.

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL
                                                                                     OWNERSHIP OF
                                                                                    GENLYTE COMMON     PERCENT OF
                                      NAME                                               STOCK            CLASS
- --------------------------------------------------------------------------------  -------------------  -----------
Glenn W. Bailey.................................................................         1,420,000(1)        11.1%
  757 Third Avenue, New York, NY 10017
Avrum I. Drazin.................................................................           140,774(2)         1.1%
Fred Heller.....................................................................           134,000(3)         1.0%
Frank Metzger...................................................................           130,250(4)         1.0%
Larry K. Powers.................................................................            25,243(5)            (6)
Robert B. Cadwallader...........................................................            10,300(7)            (6)
David M. Engelman...............................................................             5,000(8)            (6)
David A. Marshall...............................................................            34,800(9)            (6)
Zia Eftekhar....................................................................            33,956(10)           (6)
All directors and executive officers as a group (10 persons including those
  named)........................................................................         1,958,842(11)       15.3%

- ----------
 (1) Includes 210,000 shares of Genlyte Common Stock owned by Mr. Bailey's spouse as to which Mr. Bailey disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock subject to options.
 (2) Includes 1,000 shares of Genlyte Common Stock owned by Mr. Drazin's spouse as to which Mr. Drazin disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock subject to options.
 (3) Includes 50,000 shares of Genlyte Common Stock owned by Mr. Heller's spouse as to which Mr. Heller disclaims beneficial ownership.
 (4) Includes 25,000 shares of Genlyte Common Stock owned by Dr. Metzger's spouse as to which Dr. Metzger disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock subject to options.
 (5) Includes 14,000 shares of Genlyte Common Stock subject to options and 6,243 shares of Genlyte Common Stock purchased through the Genlyte Employees' Savings Plan.
 (6) The percentage of shares owned by such director does not exceed 1% of the issued and outstanding Genlyte Common Stock.
 (7) Includes 10,000 shares of Genlyte Common Stock subject to options.
 (8) All shares of Genlyte Common Stock are owned by Mr. Engelman's spouse as to which Mr. Engelman disclaims beneficial ownership.
 (9) Includes 8,000 shares of Genlyte Common Stock subject to options.
(10) Includes 16,000 shares of Genlyte Common Stock subject to options and 7,456 shares of Genlyte Common Stock purchased through the Genlyte Employees' Savings Plan.
(11) Includes an aggregate of 296,000 shares of Genlyte Common Stock owned by the spouses of certain of Genlyte's executive officers and directors as to which each such executive officer or director disclaims beneficial ownership, 83,200 shares of Genlyte Common Stock subject to options, and 17,793 shares of Genlyte Common Stock purchased through the Genlyte Employees' Savings Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during fiscal 1993 of Messrs. Glenn W. Bailey, Robert B. Cadwallader, and Dr. Frank Metzger, with Dr. Metzger serving as Chairman. All Committee members are outside directors. The Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation plans of Genlyte and its operating subsidiaries. All decisions by the Compensation Committee relating to the compensation of Genlyte's executive officers are reviewed by the full Board of Directors.

    The Compensation Committee has prepared the following report with respect to executive compensation at Genlyte.

COMPENSATION PHILOSOPHY

    Genlyte's compensation philosophy is to provide competitive pay for competitive performance and superior pay for superior performance. Genlyte seeks to ensure that its executive compensation programs and policies relate to and support its overall objective to enhance stockholder value through the profitable management of its operations. To achieve this goal, the following objectives serve as guidelines for compensation decisions:

        - Provide a competitive total compensation framework that enables Genlyte to attract, retain and motivate key executives who will contribute to Genlyte's success;

        - Ensure that compensation programs are linked to performance on both an individual and operating unit level; and

        - Align  the  interests  of  employees  with  the  interests   of
          stockholders by encouraging employee stock ownership.

COMPONENTS OF COMPENSATION

    Genlyte's compensation philosophy is engendered by a combination of cash and equity-based compensation as follows:

        - A performance management system that relates individual base salary increases to a formal process in which individual performance is reviewed, discussed and evaluated.

        - Short-term incentive programs that provide executives with the opportunity to add substantial variable compensation to their base salaries each year through attainment of specific, measurable goals intended to encourage high levels of organizational performance and superior achievement of individual objectives.

        - Long-term incentive opportunities in the form of stock options in which rewards are linked directly to stockholder gains.

    For fiscal year 1993, Genlyte's compensation programs consisted of:

    BASE SALARY

    Salary pay levels are competitively positioned at Genlyte. The Compensation Committee uses commercially published surveys prepared by established compensation consulting firms to evaluate the extent to which base compensation levels are positioned relative to the range that is generally paid to executives having similar levels of experience and responsibility at companies of comparable size and complexity. Data is drawn from the electric lighting equipment and supply industry as well as general industry survey data. Consideration is also given, in part, to other factors such as individual performance and potential.

    SHORT-TERM INCENTIVE PLAN

    Genlyte believes that results are the single most important measure of business success and therefore, rewards the achievement of those results with incentive compensation. Accordingly, executives and key employees are afforded an opportunity to earn substantial variable compensation each year in addition to their base salaries through participation in the Management Incentive Compensation (MIC) Program. This program combines elements of profit sharing, in which total management performance is rewarded only to the extent also realized by stockholders as measured in Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return on Capital Employed (ROCE), and in terms of individual performance, as measured by achievement of specific, measurable goals established by participants and approved by management.

    The calculation of MIC award funding is formula-driven based on achievement of earnings as measured by specific financial milestones in order to determine whether or not any given operating unit is eligible to receive MIC in any particular year. These formulas are, in every case, based on profit or profit-related objectives which have been reviewed and approved by the Board of Directors at the beginning of each year. By policy, the level of funding which results from these formulas cannot be modified and the payout of awards is limited to 15 percent of Genlyte's pre-tax net earnings. In order to maximize results, objectives are typically established at a level of performance above what would normally be expected. Consideration is also given to past financial performance as a means to ensure that consistent and sustained business results are achieved.

    Actual individual MIC awards are dependent upon three factors: (1) the requirement that stated objectives be met by both individual participants and their operating units; (2) the relative success and extent to which those objectives are achieved; and (3) the participant's relative level within the organization as determined annually according to policy guidelines.

    Each year, the Compensation Committee and the Board of Directors review and approve the renewal of the MIC Program, related policies, and all recommended MIC awards.

    LONG-TERM INCENTIVES

    Genlyte believes that the interests of stockholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest through ownership of its Common Stock. Through the 1988 Genlyte Stock Option Plan, officers and key employees are granted options to purchase Genlyte Stock and maintain significant share ownership within the parameters of the program. Most grants are exercisable in installments commencing two years after the date of grant. The exercise price of options is set, and has at all times in the past been set, at the market price or book value, whichever is higher.

    In December 1992, a "performance-vested" stock option approach was developed with respect to particular options granted to certain executives. Such options are designed to provide added compensation for superior performance and are exercisable only upon achievement of specified EPS goals as approved by the Compensation Committee and the Board of Directors in December 1992. For fiscal year 1993, the required operating milestones were achieved and therefore, the Board approved initial exercise of 20 percent of those options.

    BENEFITS

    Genlyte's executive officers participate in the same pension, health and benefit programs that are generally available to other employees who are not the subject of collective bargaining agreements. There are no special executive officer plans with the exception of a now inactive Supplemental Employee Retirement Plan in which three long-term executive officers still participate.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Drazin was appointed to the position of Chief Executive Officer in February 1992 at a salary of $280,000 per annum. In conjunction with this appointment, he was granted a stock option of 40,000 shares. In addition, he holds an option for 10,000 shares granted to him in September 1990 and a "performance-vested" stock option of 50,000 shares granted in December 1992. Overall, Mr. Drazin has an aggregate total of 100,000 option shares. The stock options granted to Mr. Drazin are consistent with the overall design of the option program. Mr. Drazin did not exercise any stock options in 1993.

    Under the provisions of the Genlyte Management Incentive Compensation Plan, Mr. Drazin received $54,600 in incentive compensation for 1993. This award recognized a significant improvement in the EPS over prior year, as well as the achievement of Mr. Drazin's personal objectives.

    Mr.  Drazin  also  participates  in  the  Canadian  pension  plan  and   the
Supplemental Employee Retirement Plan.

    In summary, the Compensation Committee continued its policy in fiscal year 1993 of linking executive compensation to Genlyte performance. The inevitable outcome of this process is that stockholders are assured of receiving a fair return on their investment while executives are rewarded in an appropriate manner for meeting or exceeding performance objectives. The Committee believes that Genlyte's compensation levels adequately reflect its philosophy of providing competitive pay for competitive performance and superior pay for superior performance. Likewise, the Committee believes that Genlyte's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                          Frank Metzger, Chairman
                                          Glenn W. Bailey
                                          Robert B. Cadwallader

EXECUTIVE COMPENSATION

    The following table sets forth information concerning annual, long-term and other compensation for services in Genlyte of those persons who were, on December 31, 1993, Genlyte's (i) chief executive officer and (ii) other four most highly compensated executive officers (together, the Named Officers):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                                      ----------------------------
                                                     ANNUAL COMPENSATION                                  STOCK
          NAME AND                        ------------------------------------------    RESTRICTED     OPTIONS (#
     PRINCIPAL POSITION          YEAR       SALARY($)     BONUS($)(1)   OTHER($)(2)   STOCK AWARDS($)    SHARES)
- -----------------------------  ---------  --------------  ------------  ------------  ---------------  -----------
Fred Heller..................       1993            0               0      42,000(3)             0              0
 Chairman of the Board              1992      152,308(5)            0      18,000(3)             0         10,000
                                    1991      279,135               0          --               --              0
Avrum I. Drazin..............       1993      280,000          54,600           0                0              0
President & CEO                     1992      242,928               0           0                0         90,000
                                    1991           --              --          --               --             --
Larry K. Powers..............       1993      199,423          67,850           0                0         45,000
President, Genlyte U.S./            1992      158,077          50,000           0                0         20,000
 Exec. V.P.-Genlyte                 1991      155,000          50,000          --               --              0
Zia Eftekhar.................       1993      165,000               0           0                0              0
President, Lightolier U.S.          1992      158,077               0           0                0         50,000
                                    1991      145,000               0          --               --              0
David A. Marshall............       1993      144,846               0       6,000(8)             0              0
President, DFT                      1992      130,673               0      54,751(9)             0         20,000
                                    1991      125,000               0          --               --              0


          NAME AND                 LONG-TERM           ALL OTHER
     PRINCIPAL POSITION          INCENTIVES($)     COMPENSATION($)(2)
- -----------------------------  -----------------  --------------------
Fred Heller..................              0              440,388(4)
 Chairman of the Board                     0              293,492(6)
                                          --                   --
Avrum I. Drazin..............              0               12,621(7)
President & CEO                            0               13,354(7)
                                          --                   --
Larry K. Powers..............              0                    0
President, Genlyte U.S./                   0                    0
 Exec. V.P.-Genlyte                       --                   --
Zia Eftekhar.................              0               13,773(7)
President, Lightolier U.S.                 0               11,511(7)
                                          --                   --
David A. Marshall............              0                    0
President, DFT                             0                    0
                                          --                   --

- ----------
(1)  Incentive awards under Genlyte's Management Incentive Compensation Plan.
(2) In accordance with the transition provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission's Staff, amounts to Other Annual Compensation and All Other Compensation are excluded for Genlyte's 1991 fiscal year.
(3)  Director's fees.
(4) Represents (i) amounts received during 1993 with respect to Genlyte's pension plan ($78,344), the Supplemental Employee Retirement Plan
     ($118,726), and consulting fees ($150,000), and (ii) 1993 service and interest expense accrual for the Supplemental Employee Retirement Plan benefit ($93,318).
(5)  Reflects six months of base salary through June 30, 1992.
(6) Represents (i) amounts received during 1992 with respect to Genlyte's pension plan ($39,172), the Supplemental Employee Retirement Plan ($59,363), and consulting fees ($100,000), and (ii) 1992 service and interest expense accrual for Supplemental Employee Retirement Plan benefit ($94,957).
(7) Represents service and interest expense accrual for Supplemental Employee Retirement Plan benefit.
(8)  Represents an income tax gross-up for relocation.
(9) Represents expenses for relocation and related fees ($36,301) and associated income tax gross-up ($18,450).

OPTION GRANTS

    Shown below is further information on grants of stock options pursuant to the 1988 Stock Option Plan during the fiscal year ended December 31, 1993 to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during fiscal 1993.

                          OPTION GRANTS IN FISCAL 1993

                                                                                           POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
- -----------------------------------------------------------------------------------           ANNUAL RATES OF
                                               % OF TOTAL                                  RETURN OF STOCK PRICE
                                                OPTIONS                                      APPRECIATION FOR
                                               GRANTED TO    EXERCISE OR                      OPTION TERM(1)
                                  OPTIONS     EMPLOYEE IN    BASE PRICE   EXPIRATION ---------------------------------
             NAME               GRANTED(2)    FISCAL YEAR    (PER SHARE)    DATE         0%          5%         10%
Larry K. Powers...............     20,000(3)        11.3%     $   4.5600   05/25/98   $       0   $  25,197  $  55,679
                                   25,000(3)        14.1%     $   4.5600   07/01/98   $       0   $  31,496  $  69,598

- ----------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) All options granted to the Named Officers were granted five years prior to the indicated expiration date. In the event of certain mergers, consolidations or reorganizations of Genlyte or any disposition of substantially all the assets of Genlyte or any liquidation or dissolution of Genlyte, then in most cases all outstanding options not exercisable in full shall be accelerated and become exercisable in full for a period of 30 days. In addition, in the event of certain changes in control of Genlyte or of its Board of Directors, then any outstanding option not exercisable in full shall in most cases be accelerated and become exercisable in full for the remaining term of the option.
(3) Exercisable at the rate of 50% per year commencing two years after the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    Shown below is information with respect to the unexercised options to purchase Genlyte's Common Stock granted in fiscal 1993 and prior years under Genlyte's 1988 Stock Option Plan to the Named Officers and held by them at December 31, 1993. None of the Named Officers exercised any stock options during fiscal 1993.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTIONS VALUE

                                                                                    NUMBER OF UNEXERCISED
                                                                                     OPTIONS AT 12/31/93
                                      SHARES ACQUIRED ON                          --------------------------
               NAME                        EXERCISE           VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE
- ----------------------------------  -----------------------  -------------------  --------------------------
Fred Heller.......................                 0                      0                0/10,000
Avrum I. Drazin...................                 0                      0             10,000/90,000
Larry K. Powers...................                 0                      0             10,000/65,000
Zia Eftekhar......................                 0                      0             10,000/50,000
David A. Marshall.................                 0                      0              5,000/20,000

                                       VALUE OF UNEXERCISED
                                       IN-THE-MONEY OPTIONS
                                          AT 12/31/93(1)
                                    --------------------------
               NAME                 EXERCISABLE/UNEXERCISABLE
- ----------------------------------  --------------------------
Fred Heller.......................            $0/$0
Avrum I. Drazin...................            $0/$0
Larry K. Powers...................            $0/$0
Zia Eftekhar......................            $0/$0
David A. Marshall.................            $0/$0

- ----------
(1) Based upon the 12/31/93 closing price of $3.625 for Genlyte stock on the NASDAQ National Market System.

RETIREMENT PLAN

    Substantially all of Genlyte's employees who are employed in the United States and who are not represented by a collective bargaining unit become participants in a qualified noncontributory defined benefit pension plan (the "Plan") on the January 1st following their date of hire. Each of the Named Officers is a participant in the Plan except Mr. Drazin, who is a participant in a Canadian Pension Plan. During 1993, Mr. Drazin's Canadian pension plan was amended to provide him with an additional benefit of $25,000 (Canadian) and to allow him to defer receipt of retirement benefits beyond his normal retirement date.

    The following table (**) presents information regarding estimated annual benefits payable upon normal retirement at age 65 in the form of a single life annuity to persons in specified remuneration and years of service classifications:

                                                                               YEARS OF SERVICE AT RETIREMENT
                                                                   -------------------------------------------------------
               AVERAGE COMPENSATION AT RETIREMENT                                10         15         20      25 OR MORE
- -----------------------------------------------------------------             ---------  ---------  ---------  -----------
                                                                       5
                                                                   ---------
$ 50,000.........................................................  $   3,674  $   7,348  $  11,022  $  14,696   $  18,370
 100,000.........................................................      8,624     17,247     25,871     34,494      43,118
 200,000(1)......................................................     13,624     27,247     40,871     54,494      68,118
 300,000(1)......................................................     13,624     27,247     40,871     54,494      68,118
 400,000(1)......................................................     13,624     27,247     40,871     54,494      68,118
 500,000(1)......................................................     13,624     27,247     40,871     54,494      68,118

- ----------
(**) The amounts reflected in the table under the heading "Years of Service at Retirement" are based on the formula which became effective July 1, 1985.
(1) In accordance with provisions of the Omnibus Budget Reconciliation Act of 1993, effective January 1, 1994, the maximum allowable compensation permitted in computing a benefit will be $150,000, subject to annual cost of living increases. For 1994, the maximum allowable compensation as provided under IRS 401(a)(17) is $150,000. However, any accrued benefit as of December 31, 1993 which is based on compensation in excess of $150,000 will be protected to the maximum payable by law. In 1993, the limit was $235,840.

    Remuneration covered by the Plan in a particular year includes (1) that year's salary (base pay, overtime and commissions), and (2) compensation received in that year under the Management Incentive Compensation Plan in an amount up to 50% of the participant's base pay rate as of the December 31 preceding the date of payment. The 1993 remuneration covered by the Retirement Plan includes, for the recipients thereof, management incentive compensation (up to such 50% ceiling) paid during 1993 in respect to 1992 awards.

    For each of the following Named Officers of Genlyte, the credited years of service under the Plan, as of December 31, 1993, and the remuneration received during 1993 covered by the Plan were, respectively, as follows:

    Mr. Powers, 13 years of service and $249,423 (as limited by the maximum allowable compensation provided under IRS 401(a)(17) of $235,840); Mr. Eftekhar, 26 years of service and $165,000; and Mr. Marshall, 3 1/2 years of service and $144,864. Mr. Marshall was a participant in the Canadian Pension Plan until June 1990. Estimated annual benefits that will be payable upon retirement at normal retirement age based on the benefit formula in effect prior to January 1, 1989 and maximum allowable compensation of $150,000 are: $67,440 for Mr. Powers, $67,368 for Mr. Eftekhar, and $64,581 for Mr. Marshall. Mr. Heller is currently retired with an annual benefit under the Plan of $78,344 and payments received during 1993 are included in the All Other Compensation column of the Summary Compensation Table.

    The Plan provides an annual normal retirement benefit* at or after age 65 for a participant with 25 years or more of service equal to (i) the participant's benefit accrued through June 30, 1985 under the Keene Corporation Retirement Plan (the "Keene Plan"), the Lightolier Incorporated Employees' Retirement Plan (the "Lightolier Plan"), or the Wide-Lite International Corporation Pension Plan (the "Wide-Lite Plan"), as applicable, plus (ii)(a) 50% of the average annual compensation received by the participant during the five highest paid consecutive years within 10 years prior to retirement (the "Average Compensation Period"), minus (b) 50% of the participant's primary social security benefit amount.

    Benefits described in (ii) above are reduced proportionately if a participant has less than 25 years of service at normal retirement and, if the participant previously participated in the Lightolier Plan or the Wide-Lite Plan, the benefit is further reduced by the ratio that the participant's years of service before January 1, 1985 bears to the participant's total years of service at retirement. The Plan provides a minimum benefit applicable to each participant equal to 30% of the participant's average annual compensation during the Average Compensation Period, reduced proportionally if the participant has less than 25 years of service at normal retirement, and a special additional minimum benefit applicable only to participants in the Lightolier Plan on June 30, 1985. Certain maximum benefit limitations are incorporated in the Plan.

                        EMPLOYMENT PROTECTION AGREEMENTS

    Genlyte has entered into contracts with a group of key employees, including Messrs. Drazin, Powers, Eftekhar and Marshall, that become effective if the employee is employed on the date a change of control (as defined in the agreement) occurs and that provide each such employee with a guarantee that his duties, compensation and benefits will generally continue unaffected for two (2) years following the change of control. In the event that an eligible employee's employment is terminated without cause by Genlyte or if the employee is constructively terminated within two (2) years following the change of control, such employee will receive either (1) the sum of (x) two (2) times the aggregate amount of his then current base salary, plus (y) two (2) times the average of his last three (3) annual awards paid under Genlyte's Management Incentive Compensation Plan plus (z) the present value of any unvested benefits under Genlyte's qualified plans and the annual cost of the employee's participation in all employee benefit plans of Genlyte or (ii) if it would result in the employee receiving a greater net-after tax amount, a lesser amount equal to the amount that produces the greatest net-after tax amount for the employee. (An employee will be treated as having been constructively terminated if he quits after being removed from office or demoted, his compensation or benefits are reduced, his duties are significantly changed, his ability to perform his duties is substantially impaired or his place of employment is relocated a substantial distance from his principal residence.) These agreements will continue in effect at least until December 31, 1994 and automatically renew for an additional year as of each January 1 after December 31, 1994, unless Genlyte or the employee provides sixty (60) days written notice of non-renewal prior to such January 1.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Genlyte's directors and executive officers, and persons who own more than ten percent of Genlyte's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Genlyte. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Genlyte with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1993, Genlyte believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of Genlyte's Common Stock have been complied with except that a Form 4 filing for a certain transaction for 1993 was not filed by Mr. Powers. This deficiency was corrected with the 1993 Form 5 filing made in February 1994.

- ----------
* This benefit formula is effective for plan years beginning prior to January 1, 1989. For plan years beginning on or after January 1, 1989, the Plan's benefit formula must be modified pursuant to regulations issued by the Internal Revenue Service in accordance with the Tax Reform Act of 1986. Final regulations were issued in this area in September 1993 and Genlyte is currently evaluating what modifications to the Plan, if any, will be required. Benefits accrued by participants under the Plan as of December 31, 1988 will not be affected by the adoption of a new benefit formula.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen & Co. as Genlyte's principal independent public accountants for the year 1994.

    A representative of Arthur Andersen & Co., the Company's auditors for 1993, is expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and make a statement if desired to do so.

               1995 PROPOSALS BY HOLDERS OF GENLYTE COMMON STOCK

    Any proposal which a stockholder of Genlyte desires to have included in the proxy statement relating to the 1995 Annual Meeting of Stockholders must be received by Genlyte at its executive offices by no later than November 14, 1994. The executive offices of Genlyte are located at 100 Lighting Way, Secaucus, N.J. 07096.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total return on the Common Stock of Genlyte with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies)(1) and the Electric Lighting & Wiring Equipment Index (SIC Group
364)(2) from December 31, 1988. The graph assumes the investment of $100 in Genlyte Common Stock, the NASDAQ Stock Market Index, and the Electric Lighting & Wiring Equipment Index on December 31, 1988.

- ------------------------

(1) Total return calculations for the NASDAQ Stock Market Index and Genlyte Stock were performed by the Center for Research in Security Prices, Graduate School of Business, University of Chicago.

(2) Total return calculation for the Electric Lighting & Wiring Equipment Index (consisting of approximately 17 companies) was performed by Media General.

                           EXPENSES AND OTHER MATTERS

EXPENSES OF SOLICITATION

    Genlyte will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Genlyte has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares and Genlyte has agreed to reimburse them for their expenses in so doing.

    In addition to the use of the mails, certain officers, directors and other employees of Genlyte, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

OTHER ITEMS OF BUSINESS

    The Board of Directors does not intend to present any further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          By Order of the Board of Directors,
                                          DONNA R. RATLIFF
                                          SECRETARY
March 14, 1994

                         THE GENLYTE GROUP INCORPORATED

                                   P R O X Y

                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 29, 1994
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF THE GENLYTE GROUP INCORPORATED

         The undersigned hereby authorizes and appoints DONNA R. RATLIFF and WILLY CHANG and each of them, the proxies of the undersigned, with power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of The Genlyte Group Incorporated held of record on March 2, 1994 by the undersigned at the Annual Meeting of Stockholders to be held at The Genlyte Group Incorporated, 100 Lighting Way, Secaucus, New Jersey 07096 on April 29, 1994 at 10:00 AM, local time, and at any adjournment thereof on all matters that may properly come before such meeting.

          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. PLEASE MARK BOX / / IN BLACK OR BLUE INK.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

           Election of        FOR ALL NOMINEES LISTED
           Directors          (EXCEPT AS MARKED TO THE CONTRARY)  / /

           WITHHOLD AUTHORITY

           TO VOTE FOR ALL NOMINEES  / /

         Mr. David M. Engelman    Mr. Fred Heller    Dr. Frank Metzger

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

       ...................................................................

      Address Change
      If you have noted an Address Change, please mark   here   and   make
                                                  changes to address
                                                  printed below.

                                                  Address Change / /

                                             PROXY DEPARTMENT
                                             NEW YORK, N.Y. 10203-0614

                                               Please sign exactly as name
                                               appears  at the left, joint
                                               owners  should  each  sign.
                                               When  signing  as attorney,
                                               executor, administrator,
                                               trustee or  guardian,  give
                                               your full title as such. If
                                               the signer is a
                                               corporation,   please  sign
                                               full corporate name by duly
                                               authorized officer.

                                           Date:  ......................

                                            ............................
                                                     Signature

                                            ............................
                                                     Signature
        PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT
        PROMPTLY IN THE ENCLOSED ENVELOPE.